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                                                                   EXHIBIT 10.25

[INTERVU LOGO]


                                                                     May 9, 1999


                      DIGITAL ENTERTAINMENT NETWORK, INC.

                                      AND

                                  INTERVU INC.


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                  INTERNET MULTIMEDIA-STREAMING VIDEO CONTENT
                    MANAGEMENT & DELIVERY SERVICES AGREEMENT

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This agreement (the "Agreement") defines the terms and conditions of the understanding between Digital Entertainment Network, Inc. (">EN") and INTERVU Inc. ("ITVU"), (collectively, the "Parties" and each a "Party"). The Parties hereby agree as follows:

1) The term of this Agreement shall begin as of May 9, 1999 and shall continue until August 31, 1999 at which time all services shall terminate. Except as otherwise agreed by the Parties, in order to extend the term of this Agreement, both parties must approve an amendment to this Agreement no later than August 10, 1999.

2) ITVU shall provide to >EN, video-on-demand streaming media services utilizing [*] with the >EN infrastructure for up to [*] simultaneous streams. Without the prior consent of ITVU, >EN may not resell, lease or otherwise transfer the services set forth in this Section 2 to any other person or organization.

3) At >EN's option, and upon at least 36 hours' prior notice from >EN, ITVU will provide to >EN content storage and hosting services for >EN content utilizing the INTERVU Network. Content will be stored on INTERVU native format streaming


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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INTERVU CONFIDENTIAL
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media servers (i.e., RealPlayer, MediaPlayer and Quicktime) on the INTERVU
Network. Content stored on the INTERVU Network will be subject to standard monthly storage fees according to a per-Gigabyte ("GB") per month accounting method (pricing listed below). >EN will be able to access this content at anytime through a dedicated file transfer protocol account which ITVU will furnish for >EN.

STORAGE PRICING SCHEDULE:

        Total GB Stored per Month         Cost per GB Stored
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
                    0-4                          $[*]
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                   5-10                          $[*]
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                   11-15                         $[*]
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                   16-30                         $[*]
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                31 and over                      $[*]
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

4) At >EN's option, and upon at least 36 hours' prior notice from >EN, ITVU shall provide streaming media delivery services utilizing the INTERVU Network. Such streaming media delivery services will be priced according to a total GB delivered per month accounting model. >EN may determine how much of their content stored on the INTERVU Network to make available for on-demand viewing through management of the dedicated FTP account. All VOD content that is delivered via the INTERVU Network must be stored on the INTERVU Network. Monthly reports will determine the GB transferred per month and associated costs.

DELIVERY PRICING SCHEDULE:

       Total GB Transferred per Month    Cost per GB Delivered
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
                     0-999                        $[*]
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                  1,000-4,999                     $[*]
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                  5,000-9,999                     $[*]
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                 10,000-19,999                    $[*]
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                 20,000-29,999                    $[*]
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                30,000 and over                   $[*]
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

5) ITVU shall provide to >EN the services set forth in Section 3 and 4, [*] according to the rates set forth in Section 3 and 4.

6) In connection with the delivery services set forth in Section 4, and upon >EN's specific request, ITVU will provide to >EN ITVU network consulting services for the duration of this Agreement. All ITVU Network consulting services provided to >EN will be billed on a per-hour basis to be charged at $[*] per hour. ITVU and >EN will exchange all relevant employee contact information including names, addresses and numbers. ITVU personnel will be available to >EN on a 24/7 basis. ITVU shall assign a liaison acceptable to >EN who shall have the primary responsibility for communicating and coordinating with >EN in connection with this Agreement.

7) ITVU will provide to >EN a monthly billing statement that will detail all services performed during the month, including supporting INTERVU Network reports. >EN will pay all billing statements within 30 days of receipt of each statement.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


INTERVU CONFIDENTIAL                   2
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     8)   During the term of this agreement, >EN shall notify ITVU of any request for proposals ("RFP") covering services provided by ITVU to >EN and ITVU may respond to any such RFP in accordance with the terms of such RFP.

     9) ITVU shall provide to >EN on a weekly basis via e-mail statistical reporting on stream names, maximum simultaneous streams, megabits delivered and total streams requested. This information shall be considered proprietary to >EN by ITVU. ITVU shall not release this information to any third parties for any reason without >EN's prior written consent which may be given or withheld at >EN's sole discretion.

    10) ITVU shall perform its obligations under this Agreement in a workmanlike manner and in accordance with best-of-industry standards and practices.

    11) ITVU acknowledges and agrees that >EN shall own all rights, title and interest in and to any and all content of any kind whatsoever that >EN provides to ITVU in connection with this Agreement and ITVU shall not use, exploit, reproduce or distribute any such content except as is necessary to perform its obligations under this Agreement.

    12) ITVU represents and warrants that (i) ITVU has and shall maintain all rights necessary to fully perform its obligations under this Agreement and (ii) ITVU's full performance under this Agreement will not violate any obligation of ITVU to a third party or result in a breach of any agreement between ITVU and a third party. ITVU shall promptly notify >EN of any breach of any of the foregoing representations and warranties.

    13) The Non-Disclosure Agreement entered into by and between ITVU and >EN dated as of the date hereof is hereby incorporated into this Agreement and all references to potential business opportunities shall be deemed to include this Agreement.

    14) This Agreement, and its validity, construction and effect shall be governed, interpreted and enforced in accordance with the laws of California (without reference to the conflicts of laws provisions thereof), and the Parties agree to the jurisdiction of the courts therein. This Agreement and its performance shall be binding on the parties hereto, their heirs, administrators, successors and assigns. This Agreement may not be assigned by ITVU without the prior written consent of >EN. >EN may assign its rights under this Agreement in whole or in part, provided that >EN may not assign its rights under
          Section 2 of this Agreement without the prior written consent of ITVU.

    15) Either party may terminate this Agreement if the other party materially breaches this Agreement and fails to cure such breach within 30 days' written notice.

    16) Each Party shall defend, indemnify, save and hold harmless the other Party and its affiliates, and all officers, directors and employees thereof, from and against any claims, actions, damages or losses, including, without limitation reasonable outside attorneys' fees and costs, arising out of or in connection with such Party's material breach of this Agreement or any material breach of such Party's representations, warranties or covenants under this Agreement.

    17) EXCEPT AS PROVIDED IN SECTION 15, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR DAMAGES IN EXCESS OF

INTERVU CONFIDENTIAL                   3
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      THE AMOUNT OF FEES TO BE PAID UNDER THIS AGREEMENT, IF ANY, OR SPECIAL,
      COLLATERAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18) ITVU shall be an independent contractor of >EN and shall not be deemed an employee, agent, joint venturer or partner of >EN.

19) If any of the provisions or any portion of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the other provisions of this Agreement and this Agreement shall be enforced so as to give effect to the intent of Parties to the greatest extent possible.

20) This Agreement contains the entire agreement between the Parties relating to the subject matter hereof and shall supersede any and all other agreements relating to the subject matter hereof whether written or oral.

21)  This Agreement may be executed in one or more counterparts.

     The Parties have entered into this Agreement as of the date first set forth above:


     >EN


     /s/ JIM RITTS
     -----------------------------------------------------
     Jim Ritts
     Chief Executive Officer


     ITVU


     /s/ MARK CURTIS
     -----------------------------------------------------
     Mark Curtis
     Director of Sales, Southwest United States



INTERVU CONFIDENTIAL                   4
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September 1, 1999

INTERVU Inc.
6815 Flanders Drive
Suite 200
San Diego, CA 92121
ATTN: Mark Curtis

Re:      Extension of DEN/INTERVU Agreement

Dear Mark:

When counter-executed by an authorized officer of INTERVU, Inc. ("INTERVU"), that certain Internet Multimedia-Streaming Video Contract Management and Delivery Services Agreement dated as of May 9, 1999 between INTERVU and Digital Entertainment Network, Inc. ("DEN") shall be deemed amended and extended, without interruption, as follows:

              The term of agreement shall be extended until thirty (30) days after either party gives the other party written notice of termination (which may be for any reason); provided, however, that the term shall end no later than December 31, 1999, regardless of whether any such notice is given.

If INTERVU is agreeable to the above, please have all multiple copies of this letter executed and returned to me.

Sincerely,


/s/ ALAN L. FRIEL


Alan L. Friel
ALF/ac


ACCEPTED AND AGREED:

By:  /s/ MARK CURTIS
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Name: Mark Curtis
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Title: Director of Sales
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        An authorized signatory of
        INTERVU, Inc.